UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2011

INGLES MARKETS, INCORPORATED

(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC	28816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 669-2941

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On March 6, 2011, Mr. Robert P. Ingle, founder and CEO of the Company died. Pursuant to his estate plan, 9,468,650 shares of the Company’s Class B common stock (which is convertible on a one-to-one basis into the Company’s Class A common stock) owned by Mr. Ingle were transferred to a trust in which Robert P. Ingle II, the now Chairman and CEO of the Company, is the trustee with exclusive investment and voting power over the trust’s assets. As a result, Robert P. Ingle II, as Trustee of this trust, now exercises voting control over 79.9% of the Company’s voting common stock and a change in control of the Company has occurred. There was no consideration paid in connection with the change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

Date: March 10, 2011	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer